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                                                                    Exhibit 23.3

                                     CONSENT

         We hereby consent to the use in this Registration Statement on Form S-1 of our name and reference to, and inclusion of data contained in, our report entitled "Contract Manufacturing from a Global Perspective, 1999 Update", which appear in such Registration Statement.

/s/ Technology Forecasters, Inc.

Technology Forecasters, Inc.
Alameda, California
March 31, 2000